Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Playtex Products, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Playtex Products, Inc. of our reports dated February 7, 1997, relating to the consolidated balance sheets of Playtex Products, Inc. and Subsidiaries as of December 28, 1996 and December 30, 1995, and the related consolidated statements of earnings, redeemable preferred stock, common stock and other stockholders' equity and cash flows for the twelve months ended December 28, 1996, December 30, 1995, and December 31, 1994 and the related schedule, which reports appear in the Annual Report on Form 10-K of Playtex Products, Inc. for the fiscal year ended December 28, 1996.


                                                       KPMG Peat Marwick LLP

                                                       /s/ KPMG Peat Marwick LLP


Stamford, Connecticut
July 16, 1997


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